UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 2, 2019,  Cboe Global Markets, Inc. (the “Company”) reported its financial results for the quarter ended June 30,  2019. The Company's press release, dated August 2, 2019, is attached as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information set forth under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS’ APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Director

On July 30, 2019, the Board of Directors (the “Board”) of Cboe Global Markets, Inc. (the “Company”) elected Fredric J. Tomczyk to fill a vacancy on the Board resulting from the Board increasing its size to fourteen members, effective immediately.  Mr. Tomczyk will receive compensation for his service on the Board as a non-employee member of the Board in the same manner as other non-employee members of the Board.  For a description of the Company’s director compensation programs, see “Director Compensation” in the definitive proxy statement filed by the Company on April 4, 2019 in connection with its 2019 Annual Meeting of Stockholders; provided, however, that following such annual meeting, the value of the annual stock retainer for the Company’s directors increased from $120,000 to $130,000.

Mr. Tomczyk, 63, is the retired President and Chief Executive Officer of TD Ameritrade Holding Corporation, a position he held from October 2008 to October 2016.  Prior to this position, he held positions of increasing responsibility and leadership with the TD organization from 1999.  Mr. Tomczyk was also a member of the TD Ameritrade board of directors from 2006 to 2007 and 2008 to 2016.  Prior to joining the TD organization in 1999, Mr. Tomczyk was President and Chief Executive Officer of London Life. He currently serves as a trustee of Liberty Property Trust, a publicly traded company. Mr. Tomczyk also served as a director of Knight Capital Group, Inc., formerly a publicly traded company, and the Securities Industry and Financial Markets Association.  Mr. Tomczyk holds a B.S. degree in Applied Economics & Business Management from Cornell University and is a Fellow of the Institute of Chartered Accountants of Ontario.

Mr. Tomczyk has been appointed to the Finance and Strategy Committee of the Board, effective upon his election to the Board.

There is no arrangement or understanding between Mr. Tomczyk and any other persons pursuant to which Mr. Tomczyk was elected to serve on the Board.

Mr. Tomczyk does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Director Award Agreement

On July 31, 2019, the Board of the Company approved a form of Restricted Stock Award Agreement for non-employee directors (the “Award Agreement”) to include language for those residing outside of the United States to be granted under the Second Amended and Restated Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Long-Term Incentive Plan.

The foregoing description of the Award Agreement is only a summary and is qualified in its entirety by the full text of the Award Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1      Form of Restricted Stock Award Agreement (for Non-employee Directors)*

99.1      Press Release, dated August 2, 2019

99.2      Press Release, dated August 1, 2019

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President and Chief
Financial Officer

Dated: August 2, 2019